Exhibit 3.35

RESTATED CERTIFICATE OF INCORPORATION

OF

DIAGNOSTIC HEALTH CORPORATION

Diagnostic Health Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Diagnostic Health Corporation.

The date of filing its original Certificate of Incorporation with the Secretary of State was September 16, 1991, under the name of American Imaging Corporation.

2. This Restated Certificate of Incorporation, duly adopted in accordance with Section 245 of the General Corporation Law of Delaware, amends and restates the Certificate of Incorporation of the Corporation in full as follows:

FIRST: The name of the Corporation is Diagnostic Health Corporation.

SECOND: The Corporation shall have perpetual duration.

THIRD: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

FOURTH: The nature of the business or purposes to he conducted or promoted are:

(a) To engage in the business of providing comprehensive clinical healthcare services on an inpatient or outpatient basis or otherwise in clinics and hospitals to the general public through the provision of physician services, diagnostic imaging services, ambulatory surgery services, anesthesiology services and other services and to do any and all things necessary and appropriate to carry out such business effectively, including, without limitation, the owning, leasing, management and operation of medical facilities and other physical properties, either directly or indirectly, or in concert with others.

(b) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, consisting of 1,000 shares of Common Stock, par value $.01 per share.

SIXTH: The Board of Directors shall have the power to make, alter or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors. Election of Directors need not be by written ballot.

SEVENTH: A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this Article SEVENTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to, or repeal of, this Article SEVENTH shall apply to, or have any effect on, the liability or alleged liability of any Director for, or with respect to, any acts or omissions of such director occurring prior to such amendment or repeal.”

IN WITNESS WHEREOF, Diagnostic Health Corporation has caused its corporate seal to be affixed hereto and caused this Restated Certificate of Incorporation to be executed by William W. Horton, its Vice President and attested by C, Drew Demaray, its Assistant Secretary, this 26th day of August, 1996.

DIAGNOSTIC HEALTH CORPORATION

By:	/s/ [name]
William W Horton
Vice President

ATTEST:

/s/ [name]
C. Drew Demaray
Assistant Secretary

CERTIFICATE OF MERGER

OF

HEALTH IMAGES, INC.

(a Delaware corporation)

INTO

DIAGNOSTIC HEALTH CORPORATION

(a Delaware corporation)

Pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware, the undersigned domestic corporations adopt the following Certificate of Merger for the purpose of merging Health Images, Inc. (the “Merged Corporation”) into Diagnostic Health Corporation, Inc.:

FIRST: The name and state of incorporation of each of the constituent corporations of the merger are as follows:

Corporation	State
Health Images. Inc.	Delaware
Diagnostic Health Corporation	Delaware

SECOND: The name of the surviving corporation is Diagnostic Health Corporation (the “Surviving Corporation”), and it is to be governed by the laws of the State of Delaware. The principal office location of the Surviving Corporation is One HEALTHSOUTH Parkway, Birmingham, Alabama 35243.

THIRD: The Plan of Merger, set forth in Exhibit A attached hereto and incorporated herein by reference as of the date hereof, was submitted to and approved by the respective Boards of Directors and Stockholders of the Surviving Corporation and the Merged Corporation, in the manner prescribed by their respective Certificates of Incorporation and the General Corporation Law of the State of Delaware.

FOURTH: The executed Plan of Merger is on file at the principal place of business of the Surviving Corporation, the address of which is One HEALTHSOUTH Parkway, Birmingham, Alabama 35243.

SIXTH: A copy of the Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The Merged Corporation has a total of 1,000 shares of Common Stock, par value 5.01 per share, authorized, with a total aggregate par value of $10.00. The Surviving Corporation has a total of 1,000 shares of Common Stock, par value of $.01 per share, authorized, with a total aggregate par value of $10.00. No shares of capital stock of the Surviving Corporation are to he issued in connection with the merger.

EIGHTH: The merger of the Merged Corporation into the Surviving Corporation shall become effective at the close of business on the thirty-first day of December, 1997, Eastern Standard Time

IN WITNESS WHEREOF, the undersigned have hereunto caused this Certificate of Merger to be executed by their respective duly authorized corporate officers, as of the 23rd day of December, 1997, heretofore executed under penalty of perjury.

HEALTH IMAGES, INC.

By	/s/ [name]
Beall D. Gary, Jr.
Its Vice President

DIAGNOSTIC HEALTH CORPORATION

By	/s/ [name]
Richard E. Botts
Its Vice President

EXHIBIT A

PLAN OF MERGER

The terms and conditions of the following Plan of Merger were advised, authorized and approved by the respective Board of Directors and Stockholders of Health Images, Inc. and Diagnostic Health Corporation in the manner prescribed by their respective Certificates of Incorporation and the General Corporation Law of the State of Delaware:

1. Diagnostic Health Corporation, a Delaware corporation (the “Surviving Corporation”), shall merge into itself Health Images, Inc., a Delaware corporation (the “Merged Corporation”), and assume all of said Merged Corporation’s liabilities and obligations, with the Surviving Corporation being the surviving corporation.

2. Upon the effectiveness of such merger, (a) the separate corporate existence of the Merged Corporation shall cease, (b) all outstanding shares of capital stock of the Merged Corporation shall be canceled and no shares of capital stock of the Surviving Corporation shall be issued as a result of the merger, (c) all corporate acts, liabilities and obligations of the Merged Corporation shall become the acts, liabilities and obligations of the Surviving Corporation, and (d) the merger shall have all effects specified in applicable provisions of the General Corporation Law of the State of Delaware.

3. No amendments to the Certificate of Incorporation of the Surviving Corporation shall occur as a result of such merger.

4. The Chairman of the Board, President and Chief Executive Officer of the Surviving Corporation, any Executive Vice President, Senior Vice President or Group Vice President of the Surviving Corporation, and the Secretary or any Assistant Secretary of the Surviving Corporation, are hereby authorized and directed to make, execute and acknowledge a Certificate of Merger and to file the same in the office of the Secretary of State of the State of Delaware and such other public offices as may be necessary or advisable to effect such merger.

5. The Surviving Corporation and the Merged Corporation intend for the merger to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

IN WITNESS WHEREOF, the undersigned have hereunto caused this Plan of Merger to be executed by their respective duly authorized corporate officers, as of this the 23rd day of December, 1997.

HEALTH IMAGES, INC.

By	/s/ [name]
Beall D. Gary, Jr.
Its Vice President

DIAGNOSTIC HEALTH CORPORATION:

By	/s/ [name]
Richard E. Botts
Its Vice President